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                        CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in this report on Form 8-K of our report dated March 2, 1996, on our audits of the consolidated financial statements of Commercial Bancorp of Georgia, Inc. and subsidiary (formerly Commercial Bancorp of Gwinett, Inc.) as of December 31, 1995 and for three years in the period ended December 31, 1995, appearing in the registration statement on Form S-4 (SEC File No. 333-01247) of The Colonial BancGroup, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                          Bricker & Melton, P.A.

July 12, 1996
Atlanta, Georgia





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